Exhibit 99.1

Orthofix Updates Filing Status

Plans to Restate Prior Periods’ Financial Statements

Company to Request NASDAQ Hearings Panel to Stay NASDAQ Delisting

Credit Agreement Waiver Obtained

LEWISVILLE, Texas, August 19, 2014 – As previously disclosed, Orthofix International N.V. (NASDAQ: OFIX) (the “Company”) has been evaluating the accounting treatment applied to certain entries included in the previous restatement of its prior periods’ financial results, as well as related entries in subsequent periods. As a result of this process, the Company has determined that certain entries in its previously filed financial statements were not properly accounted for under U.S. generally accepted accounting principles (“US GAAP”).

Specifically, the Company has determined that a historical method of accounting for certain revenue adjustments (related to uncollectible patient co-pay and self-pay amounts) as bad debt expense rather than as contra-revenue was incorrect. As a result of the foregoing, the Company expects to reduce equally both its historical net sales and its sales and marketing expense by approximately $6 million, $9 million, $2 million and $3 million for the fiscal years ended December 31, 2011, 2012 and 2013 and the fiscal quarter ended March 31, 2014, respectively. These changes are expected to have no effect on pretax income from continuing operations in those periods.

In addition, the Company has determined that (i) certain bad debt reserves originally recorded in 2011 and 2012 were reversed in incorrect periods during the previous restatement in connection with a change to sell-through accounting for certain distributors, (ii) intercompany profit in inventory was not fully eliminated in the subsidiary consolidation process, and (iii) the Company classified approximately $0.5 million of interest expense under continuing operations in 2012 but should have classified it under discontinued operations. As a result of these collective accounting errors, it is expected that pretax income from continuing operations will increase by approximately $2 million for the fiscal year ended December 31, 2011, and will decrease by approximately $1 million, $2.5 million and $2.5 million for the fiscal years ended December 31, 2012 and 2013 and the fiscal quarter ended March 31, 2014, respectively.

In view of the foregoing corrections, the Company has determined that it will restate its financial statements for the fiscal years ended December 31, 2011, 2012 and 2013 (including the quarterly periods therein) and the fiscal quarter ended March 31, 2014, and that the Company’s previously filed financial statements for these periods should no longer be relied upon due to the anticipated corrections described above. The Company intends to include restated financial statements for these periods in amendments it will file to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”) and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 (the “2014 First Quarter Form 10-Q”). The Company is working diligently to prepare these restated and revised financial statements and currently expects to file the amended 2013 Form 10-K and amended 2014 First Quarter Form 10-Q, together with the delayed filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 (the “2014 Second Quarter Form 10-Q”), prior to the end of September 2014. The determinations and related corrections described above are preliminary and may be subject to further revision prior to corrective filings being made.

NASDAQ Notice of Delisting

As previously disclosed, the Company has delayed the filing of the 2014 Second Quarter Form 10-Q as a result of the accounting matters described above. As a result, the Company is currently out of compliance with NASDAQ Stock Market Listing Rule 5250(c)(1). On August 15, 2014, the Company received a letter from NASDAQ stating that unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel (a “Hearings Panel”) by August 22, 2014, the Company’s common stock will be delisted. Under NASDAQ’s rules and procedures, in general, a company’s request for such a hearing automatically stays any delisting for 15 calendar days from the deadline to request a hearing. The Company will file a hearing request on or prior to August 22, 2014 and request a further stay of delisting. The letter states that the hearing would be expected to occur 30-45 days following the date that the Company submits its hearing request. If the Hearings Panel grants Orthofix’s request for a further stay (which is discretionary on the part of the Hearings Panel and therefore not assured), any final delisting will be stayed until further Hearings Panel proceedings. The letter states that given the circumstances that prevented the Company from timely filing the 2014 Second Quarter Form 10-Q, the NASDAQ listing staff would not object to the Hearings Panel granting the Company an extended stay of delisting. As noted above, the Company currently expects to file the 2014 Second Quarter Form 10-Q prior to the end of September 2014.

Credit Agreement Waiver

In connection with its delayed filing of the 2014 Second Quarter Form 10-Q, as well as the anticipated financial restatement described above, the Company has entered into a limited waiver with the lenders under its secured senior credit agreement under which such lenders have collectively waived requirements under the credit agreement that the Company deliver quarterly financial statements for the fiscal quarter ended June 30, 2014, and related financial covenant certificates, until the earlier of (i) September 30, 2014 or (ii) the date that is one day after such financial statements are publicly filed or released. In addition, the limited waiver provides that the Company’s restatement of financial statements shall not constitute a default or event of default provided that within one business day after the public release or filing of such restated financial statements, the Company delivers corrected financial statements and compliance certificates with respect to such restated periods and immediately pays any additional interest and other fees that would have been owed had applicable interest and fees originally been calculated based on the restated financial statements. The Company does not expect the restatement to trigger any such additional interest or fees with respect to such prior periods. Currently, the Company has outstanding debt of $20.0 million under this credit agreement.

About Orthofix

Orthofix International N.V. is a diversified, global medical device company focused on improving patients’ lives by providing superior reconstructive and regenerative orthopedic and spine solutions to physicians worldwide. Headquartered in Lewisville, TX, the Company has four strategic business units that include BioStim, Biologics, Extremity Fixation and Spine Fixation. Orthofix products are widely distributed via the Company’s sales representatives, distributors and its subsidiaries. In addition, Orthofix is collaborating on research and development activities with leading clinical organizations such as the Musculoskeletal Transplant Foundation, the Orthopedic Research and Education Foundation and the Texas Scottish Rite Hospital for Children. For more information, please visit www.orthofix.com.

Forward-Looking Statements:

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the uncertain results and timing of our anticipated filing of restated financial statements for prior periods, the timing of the filing of our late 2014 Second Quarter Form 10-Q, potential delisting of our securities from the NASDAQ Stock Market, as well as how these matters may impact our expenses, liquidity, legal liability, borrowing ability, product sales, relationships with customers, suppliers, strategic partners and third party reimbursement providers, ongoing compliance obligations under our corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services, deferred prosecution agreement with the U.S. Department of Justice and consent decree with the SEC, ability to remain in compliance with covenants and other obligations under our senior secured credit agreement, the cost and nature of our insurance coverage, and other factors described in our annual report on Form 10-K for the fiscal year ended December 31, 2013 and other subsequent periodic reports filed by the Company with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release.